SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  JUNE 30, 1998

                           INDUSTRIAL HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

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
           TEXAS                         1-9580                      76-0289495
(State of other jurisdiction    (Commission File Number)     (IRS Employer Identification No.)
    of incorporation)
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                        7135 ARDMORE HOUSTON, TEXAS                77054
               (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code   (713) 747-1025

(Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

       (a)  Acquisition of Beaird Industries, Inc.

            Effective the close of business on June 30, 1998, Industrial Holdings, Inc. (the "Company") acquired all of the outstanding Common Stock of Beaird Industries, Inc. ("Beaird") from its sole shareholder, Trinity Industries, Inc. ("Trinity") for $28 million cash (subject to certain post closing purchase price adjustments) a $5 million convertible promissory note payable to Trinity and an earnout of up to $4 million. Beaird, located in Shreveport, Louisiana, manufactures large and heavy pressure vessels and storage tanks for the hydrocarbon/petrochemical processing industry, digesters and associated vessels for the pulp and paper industry, as well as evaporators, heat recovery and emission control products and a variety of silencers. The purchase price was determined through arm's length negotiations between the Company and Trinity which had no pre-existing relationship with the Company or any of its affiliates, directors, officers or associates. The cash portion purchase price was financed as described below.

       (b)  Comerica Bank-Texas ("Comerica") Credit Agreement

            In connection with the transaction, the Company increased its credit agreement (the "Facility") with Comerica from $23 million to $35 million. The Facility allows the Company to borrow funds based on 80% of eligible accounts receivable and 50% of eligible inventory. The Facility extends through June 2000 and bears interest at either the prime rate or libor + 2 1/2%. $1 million of the Facility was used to fund the acquisition of Beaird.

       (c)  Comerica Leasing Corporation ("Comerica Leasing") Lease Agreement

            In connection with the transaction, the Company entered into a $12 million equipment lease facility (the "Lease Agreement") with Comerica Leasing. The facility bears interest at libor + 2 3/4% and is payable in 60 monthly installments of $142,857 plus interest, followed by a final principal installment of $3,571,429 plus interest.

       (e)  EnSerCo, L.L.C. ("EnSerCo") Promissory Note

            In connection with the transaction, the Company entered into a $15 million promissory note with EnSerCo. The promissory note bears interest at the prime or libor rate plus 5% and matures December 31, 1999.

ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS

       (a)  Financial Statements for Acquired Companies

            At this time, it is impracticable to provide the required financial statements for Beaird. Therefore, the required financial statements will be filed as soon as they are

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            available and in any event within seventy-five days after the consummation of the acquisition.

       (b)  Pro Forma Financial Information

            At this time, it is impracticable to provide the required pro forma financial information for Beaird. Therefore, the required pro forma financial information will be filed as soon as they are available and in any event within seventy-five days after the consummation of the acquisition.

       (c)  Exhibits

            Exhibit No.

            2 Stock Purchase Agreement by and between Industrial Holdings, Inc. and Trinity Industries, Inc.

            10.1  Comerica Bank-Texas Credit Agreement

            10.2  Comerica Leasing Corporation Lease Agreement

            10.3  EnSerCo Loan, L.L.C. Promissory Note

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                INDUSTRIAL HOLDINGS, INC.

                                By:   /s/CHRISTINE A. SMITH
                                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Date: July 14, 1998

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                                 EXHIBIT INDEX

Exhibit No.

            2 Stock Purchase Agreement by and between Industrial Holdings, Inc. and Trinity Industries, Inc.

            10.1  Comerica Bank-Texas Credit Agreement

            10.2  Comerica Leasing Corporation Lease Agreement

            10.3  EnSerCo Loan, L.L.C. Promissory Note